Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2002-HE2

Monthly Period	June 1, 2003 through June 30, 2003
Payment Date	July 25, 2003

Aggregate Amount Collected for the Collection Period
	Interest	$3,764,790.81
	Principal Collections	$57,671,095.37
	Substition Amounts	$—
	Additional Draws	$37,356,576.90
Application of Collected Amounts Applied in the following order of priority:
(i)	Enhancer Premium		$150,000.00
(ii)	Noteholder’s Interest		$1,465,000.00
	Payment for Additional Balance		$—
(iii)	Principal Collections to Funding Account		$20,375,592.36
(iv)	Excess Spread (during Revolving)		$2,149,790.81
(v)	Excess Spread (during AP)		$—
(vi)	Additional Balance Increase Payment from Excess Spread		$—
(vii)	Noteholder’s Principal Distribution		$—
(viii)	Enhancer for Prior Draws		$—
(ix)	Liquidation Loss Amount		$—
(x)	Enhancer		$—
(xi)	Interest Shortfalls		$—
(xii)	Indenture Trustee		$—
(xiii)	Certificates		$—
Balances
				Percentage Interest
	Beginning Note Balance		$1,200,000,000.00	101.00%
	Ending Note Balance		$1,200,000,000.00	102.77%
		Change	$—
	Beginning Excluded Amount		$—
	Ending Excluded Amount		$—
		Change	$—
	Beginning Pool Balance		$1,188,073,974.47
	Ending Pool Balance		$1,167,698,382.11
		Change	$20,375,592.36
	Beginning Principal Balance		$1,188,073,974.47
	Ending Principal Balance		$1,167,698,382.11
		Change	$20,375,592.36
	Beginning Additional Balance Increase		$—	0.00%
	Ending Additional Balance Increase		$—	0.00%
		Change	$—

Delinquencies
	#		$
Two statement cycle dates:		6		$518,288.04
Three statement cycle dates:		2		$461,399.47
Four statement cycle dates:		1		$58,255.30
Five statement cycle dates:		—		$—
Six statement cycle dates:		—		$—
Seven + statement cycle dates:		2		$140,375.19
Foreclosures		—		$—
REO		—		$—
Liquidation Loss Amount		3		$(61,073.89)
Additional Information
Net WAC Rate				3.54%
Overcollateralization Target				$15,140,375.19
Overcollateralization Amount				$11,911,596.38
Funding Account Ending Balance				$44,213,214.27
Gross CPR (1 mo. Annualized)				44.924%
Net CPR (1 mo. Annualized)				18.695%
Draw Rate (1 mo. Annualized)				31.801%
WAM				0.00
AGE				233.49

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrator